UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 16, 2010

GREENHILL & CO., INC.
(Exact Name of Registrant as Specified in Its Charter)

Commission file number 001-32147

Delaware	51-0500737
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

300 Park Avenue, 23rd floor New York, New York 10022 (Address of principal executive offices)	10022 (ZIP Code)

Registrant’s telephone number, including area code: (212) 389-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On March 16, 2010, Greenhill & Co., Inc. (“Greenhill”) agreed to acquire Caliburn Partnership Pty Ltd. (“Caliburn”), an Australian-based independent financial advisory firm, pursuant to a Share Sale Agreement with the three founders of Caliburn, Peter Hunt, Simon Mordant and Ron Malek, and their respective investment vehicles, Caegwrle Investments Pty Ltd, Mordant Investments Pty Ltd and Baliac Pty Ltd (the “Sellers”).  For more information, see the press release attached as Exhibit 99.1 to this report and the information set forth under Item 3.02 below, which are incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities

Pursuant to the Share Sale Agreement, Greenhill has agreed to issue to the Sellers (in the aggregate), upon completion of the transactions contemplated by the Share Sale Agreement, 1,099,875 shares of Greenhill common stock, 659,925 shares of Series A-1 Contingent Convertible Preferred Stock and 439,950 shares of Series A-2 Contingent Convertible Preferred Stock.  The shares of Greenhill’s common and preferred stock to be issued to the Sellers will be unregistered securities, issued in reliance on the exemption offered by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.  For more information, see the press release attached as Exhibit 99.1 to this report, which is incorporated herein by reference.

Item 8.01.  Other Events

On March 16, 2010, Greenhill issued a press release regarding its agreement to acquire Caliburn.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.  The following exhibits are being furnished as part of this Report.

Exhibit Number	Description
99.1	Press Release issued by Greenhill & Co., Inc. on March 16, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

Greenhill & Co., Inc.

Date:	March 16, 2010	By:	/s/ Ulrika Ekman
			Name:	Ulrika Ekman
			Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release